Exhibit 23.2

CONSENT OF QUALIFIED PERSON

SYB Group, LLC (“SYB”) in connection with the filing of the United States Lime & Minerals, Inc. Annual Report on Form 10-K (the “Form 10-K”), consent to:

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The filing and use of the Technical Report Summary titled “Technical Report Summary on Texas Lime Company Limestone Operation, Johnson County, Texas, USA”, with an effective date of December 31, 2021, as Exhibit 96.1 to and referenced in the Form 10-K;

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The filing and use of the Technical Report Summary titled “Technical Report Summary on Arkansas Lime Company Limestone Operation, Independence County, Arkansas, USA”, with an effective date of December 31, 2021, as Exhibit 96.2 to and referenced in the Form 10-K;

●	The filing and use of the Technical Report Summary titled “Technical Report Summary on ACT Holdings Company Limestone Operation, Izzard County, Arkansas, USA”, with an effective date of December 31, 2021, as Exhibit 96.3 to and referenced in the Form 10-K;
●	The filing and use of the Technical Report Summary titled “Technical Report Summary on U.S. Lime Company – St. Clair - Marble Mountain Limestone Operation, Sequoyah County, Oklahoma, USA”, with an effective date of December 31, 2021, as Exhibit 96.4 to and referenced in the Form 10-K;
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The use of and references to our name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K as promulgated by the Securities and Exchange Commission), in connection with the Form 10-K and any such Technical Report Summary;

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The information derived, summarized, quoted, or referenced from any of the Technical Report Summaries, or portions thereof, that were prepared by SYB, that SYB supervised the preparation of and/or that was reviewed and approved by SYB, that is included or incorporated by reference in the Form 10-K; and

●	The incorporation by reference of the foregoing in the Registration Statements of United States Lime & Minerals, Inc. on Forms S-8 (File No. 333-236817 and File No. 333-196697).

SYB is responsible for authoring, and this consent pertains to, the Technical Report Summaries. SYB certifies that it has read the Form 10-K and that it fairly represents the information in the sections of the Technical Report Summaries for which SYB is responsible.

SYB Group, LLC

/s/ Keith Vickers

President

March 10, 2022